Exhibit 99.2

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

Projected Year Ended February 28, 2009
Net Sales:
Electrical and Industrial Products	$205,000 to $210,000
Galvanizing Services	$115,000 to $120,000

Total Sales	$320,000 to $330,000
Diluted earnings per share	$2.20 to $2.30
Net Sales by Market Segment:
Power Generation	$45,000
Transmission and Distribution	$100,000
Industrial	$180,000

Total Sales	$325,000
Electrical and Industrial Products
Revenues by Industry:
Power Generation	20%
Transmission and Distribution	41%
Industrial	36%
Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	20%
OEM’s	17%
Industrial	20%
Bridge and Highway	8%
Petro Chemical	35%
Operating Margins:
Electrical and Industrial Products	15.5% to 16.5%
Galvanizing Services	20.0% to 21%
Cash Provided By Operations	$35,000
Capital Expenditures	$10,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$8,700
Total Bank Debt	-0-
Percent of Business by Segment
Electrical and Industrial Products	63%
Galvanizing Services	37%